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                                                                    Exhibit 10.7

                              1740 SENTRY PARK EAST
                             OFFICE LEASE AGREEMENT


                                      . . .

                        1740 SENTRY EAST ASSOCIATES, L.P.
                                    LANDLORD


                                       AND

                           NCO FINANCIAL SYSTEMS, INC.
                                     TENANT


                                      . . .



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                              1740 SENTRY PARK EAST
                             OFFICE LEASE AGREEMENT

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Paragraph                                                                                            Page
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

1. Demise................................................................................................. 1
2. Term................................................................................................... 1
3. Use of Premises ....................................................................................... 2
4. Rent .................................................................................................. 2
5. Additional Rent  ...................................................................................... 4
6. Security Deposit ......................................................................................10
7. Building Services .....................................................................................11
8. Landlord's Right to Enter .............................................................................13
9. Additional Covenants of Tenant ........................................................................13
10. Assignment and Subleasing ............................................................................16
11. Insurance ............................................................................................18
12. Waiver of Claims; Indemnification ....................................................................21
13. Fire or Other Casualty ...............................................................................21
14. Repairs ..............................................................................................24
15. Tenant's Fixtures, Alterations and Improvements ......................................................25
16. Landlord's Alterations and Improvements ..............................................................26
17. Defaults .............................................................................................27
18. Remedies ... .........................................................................................28
19. Confession of Judgment ...............................................................................31
20. Remedies Cumulative ..................................................................................32
21. Notice and Grace .....................................................................................32
22. Condemnation .........................................................................................33
23. Subordination; Attornment ............................................................................34
24. Notices ..............................................................................................35
25. Quiet Enjoyment ......................................................................................35
26. Tenant Holding Over ..................................................................................36
27. Brokers ..............................................................................................36
28. Rules and Regulations ................................................................................37
29. Use of Common Areas; Parking .........................................................................37
30. Landlord's Forebearance not Considered Waiver ........................................................38
31. Landlord's Liability; Rights .........................................................................39
32. Estoppel Certificate .................................................................................40
33. Landlord's Lien' Waiver ..............................................................................41
34. Renewal Option .......................................................................................41
35. Miscellaneous ........................................................................................42




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                             OFFICE LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") made this 1st day of July, 1993, by and between 1740 SENTRY EAST ASSOCIATES, L.P., a Pennsylvania limited partnership ("Landlord") having a mailing address at 1740 Sentry Park East, Blue Bell, PA 19422 and NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation ("Tenant") having a mailing address at 1740 Sentry Park East, Blue Bell Office Campus, Blue Bell, PA 19422.

                      W I T N E S S E T H    T H A T:

         1. Demise. Landlord hereby demises and lets unto Tenant and Tenant takes and leases from Landlord all that certain office building comprising 15,000 rentable square feet (the "Premises") and known as 1740 Sentry Park East, Blue Bell, Pennsylvania.
         2. Term. The term of this Lease shall commence on the earlier of (a) the date Tenant takes possession of the Premises, or (b) October, 1, 1993. Such date is referred to in this Lease as the "Commencement Date". Unless sooner terminated in accordance with the terms hereof, the term of this Lease shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the tenth (10th) anniversary of the first day of the first full calendar month during the term. If Landlord is unable to give Tenant possession of the Premises by reason of


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the holding over of a previous occupant or by any other reasonable cause, except as expressly provided in this Paragraph 2, Landlord shall not be liable in damages to Tenant and the Commencement Date shall be deemed to be the date specified in (b) above; provided, however, that during the period that Landlord is unable to give possession, all rights and remedies of both parties under this Lease shall be suspended.
         3. Use of Premises. Tenant shall use and occupy the Premises throughout the term only for office uses in connection with the conduct of Tenant's business and in conformity with all applicable law. Tenant, at its own expense, shall obtain all governmental licenses and permits necessary for such use.
         4 Rent.
                  (a) During the intitial five (5) Lease Years (as hereinafter defined), Tenant shall pay minimum annual rent of Two Hundred Seventeen Thousand Five Hundred Dollars ($217,500), computed at the annual rate of $14.50 per rentable square foot, payable in equal monthly installments of Eighteen Thousand One Hundred Twenty Five Dollars ($18,125). During the final five (5) Lease
Years, Tenant shall pay minimum annual rent of Two Hundred Fifty Five Thousand Dollars ($255,000), computed at the annual rate of $17.00 per rentable square foot, payable in equal monthly installments of Twenty One Thousand Two Hundred Fifty Dollars ($21,250). Each monthly installment of minimum annual rent is payable in advance on the first day of each month during the term of this Lease, the first installment to be paid upon the

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Commencement Date. If the Commencement Date shall fall on a date other than the first day of a calendar month, rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on the Commencement Date.
                  (b) Tenant shall pay to Landlord, as additional rent, all other charges, fees and sums payable hereunder within ten (10) days after Landlord's written demand.
                  (c) All rent shall be payable without offset, deduction, prior notice or demand at the office of Landlord set forth above, or at such other place as Landlord may from time to time designate by notice to Tenant. Notwithstanding anything contained in this Lease, Tenant shall pay a late charge of ten percent (10%) on each dollar of rent, or any other sum collectable as rent under this Lease, not paid within ten (10) days after the same is due for the purpose of defraying expenses of handling such delinquent payment, together with interest from and after the date which is thirty (30) days after the date such payment was due at the rate of 2% in excess of the prime rate of interest announced from time to time by Mellon Bank, N.A. Any charge or payment herein reserved, included or agreed to be collected as rent may be proceeded for and recovered by Landlord in the same manner as rent due and in arrears.
                  (d) Tenant's obligation to pay rent hereunder shall be the absolute and unconditional obligation of Tenant without the right to offset or deduct for any reason, and payable

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notwithstanding any early termination of this Lease, or at the occurrence of any event of default.
         5. Additional Rent.
                  (a) For each Lease Year, or portion thereof, Tenant shall pay to Landlord, as additional rent, the following:
                           (i) The cost of all electrical consumption
attributable to the Premises. Landlord shall bill Tenant for such electric consumption at the same rate billed Landlord by the electric utility provider. Upon request from Tenant, Landlord shall provide Tenant information pertaining to the costs charged Landlord for electricity by the electric utility provider. Tenant shall have the right, exerciseable upon written notice to Landlord, to elect thereafter to be billed for electric consumption at the rate Tenant would be billed by the electric provider if Tenant directly contracted with such provider for electric service. Tenant may exercise such right one time during the term of this Lease, as it may be extended or renewed. Following such election, Tenant may not thereafter rescind such election or otherwise have the right to again be billed for electric consumption at the Premises at the same rate billed Landlord by the electric utility provider.
                           (ii) All Operating Expenses (as defined below)
related to the operation of the Premises, provided, that in no event shall the amount payable by Tenant in any Lease Year after the second Lease Year on account of Operating Expenses exceed ten percent (10%) of such amount payable by Tenant for the immediately preceding Lease Year.

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                           (iii) Taxes (as defined below) related to the
premises.
                  (b) As used in this Lease, the following terms shall have the meanings set forth below.
                            (i) "Operating Expenses" shall include the cost and
expense to Landlord of operating, maintaining and repairing all or part of the Premises and its share of condominium fees due and payable to the Unit Owners' Association (the "Association") of Sentry Park East Condominium (the "Condominium") of which Landlord is a member and the Premises are a part, including without limitation the costs and expenses of the following:
                     (A) all wages, salaries and fees of all
employees and agents engaged in the management, operation, repair, replacement, maintenance and security of the Premises, including taxes, insurance and all other employee benefits relating thereto;
                     (B) all supplies and materials used in the management, operation, repair, replacement, maintenance and security of the Premises;
                     (C) all utilities, including, without limitation, gas, water, sewer, electricity, power, heating, lighting, air conditioning and ventilation incurred by Landlord in connection with the operation and use of the Premises, the Limited Common Elements and Commons Elements of the Condominium as assessed by the Association and the servicing thereof;
                     (D) all maintenance, monitoring and service contracts for the operation, repair, replacement, maintenance and

                                        5

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security of the Premises, the Limited Common Elements and Common Elements of the
Condominium as assessed by the Association, including, without limitation, window cleaning, security system, heating, ventilating and air-conditioning system, fire sprinkler system, elevator and landscaping for the Building;
                     (E) all fire (with all risk coverage) and other casualty and public liability insurance for the Premises and Landlord's personal property and fixtures used in connection therewith;
                     (F) all janitorial services for the Premises;
                     (G) the operation, repair, replacement and maintenance of the grounds of the Premises, the Limited Common Elements, and Common Elements of the Condominium as assessed by the Association including, but not limited to, electrical consumption, lighting, snow removal, repairs and maintenance to the parking lot, and landscaping;
                     (H) any capital improvements made to the Premises for the purpose of reducing operating expenses or which may be required by governmental authority under any governmental law or regulation that was not applicable as of the date of this Lease, which cost shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate equal to the Prime Rate or such higher rate as may have been paid by the Landlord on funds borrowed for the purpose of constructing such capital improvements; and
                     (I) all other costs and expenses necessarily

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and reasonably incurred by Landlord in the proper operation and maintenance of the Premises or as part of its membership in the Association.
                  (ii) Notwithstanding the foregoing, the following shall be excluded from the term "Operating Expenses":
                     (A) expenses for any capital improvements made to the Premises, except as provided in clause (H) above;
                     (B) expenses (other than deductibles) for repairs or other work occasioned by fire, windstorm or other insured casualty unless such casualty is caused by Tenants negligence;
                     (C) legal expenses incurred by Landlord in matters not related to this Lease; and
                     (D) interest or amortization payments on any mortgage or mortgages affecting the Premises.

                  (iii) "Taxes" shall mean all real property taxes and assessments, special or otherwise, without discounts, and personal property taxes, charges and assessments, which are levied, assessed or imposed by any governmental authority during any calendar year or portion thereof of the term hereof with respect to the Premises and any improvements, fixtures and equipment and all other property of the Condominium for which Landlord is obligated to pay, and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes (including, without limitation, any municipal income tax), and any license fees, tax

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measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Premises, but shall not include any federal or state income taxes. Should the Commonwealth of Pennsylvania, or any political subdivision thereof, or any governmental authority having jurisdiction over the building or the Premises impose a tax assessment or charge a fee which Landlord shall be required to pay wholly or partially in substitution (or in addition to) for any of the above Real Estate Taxes, all such assessments, fees and charges shall be deemed to constitute Real Estate Taxes hereunder.
         (c) Landlord shall have the right to require Tenant to pay monthly, in advance, during the term of this Lease, an amount equal to one-twelfth of Operating Expenses and Taxes as estimated by Landlord. Landlord shall make an estimate of the Operating Expenses and Taxes and notify Tenant as to such estimate on or before the 15th day of September of each year during the term of this Lease of the monthly payment amount that Tenant shall be required to pay Landlord.
         (d) On or before August 1 of each year during the term of this Lease, Landlord shall provide Tenant a statement setting forth the actual Operating Expenses and Real Estate Taxes incurred during the prior calendar year or any portion thereof. Operating Expenses shall be accounted for in accordance with generally accpeted accounting principles. Within thirty (30) days after delivery of such statement to Tenant an adjustment shall be made between Landlord and Tenant to reflect any difference between Tenant's

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payment hereunder, if any, and the actual Operating Expense and Taxes due hereunder by Tenant. Any adjusted amounts payable by Tenant shall be paid with the next installment of minimum annual rent. Any adjusted amounts payable by Landlord shall be paid by crediting the amount owed to Tenant against the next installments of minimum annual rent payable until paid; provided, that if the Lease term has by then expired, any amounts payable by Landlord shall be paid to Tenant at the time such statement is delivered to Tenant. Tenant shall have the right, at its sole cost and expense, to audit Landlord's books and records pertaining to Operating Costs for any Lease Year, provided that Tenant has notified Landlord of Tenant's intention to do so within thirty (30) days after the delivery of the aforesaid statement to Tenant. Such audit shall be performed during regular business hours at the office of Landlord where such books and records are kept. If Tenant's audit reveals a discrepancy in the amount that was or should have been billed to Tenant, Landlord and Tenant, or their respective auditors, shall mutually agree upon a reconciliation of such discrepancy and appropriate adjustments in the amount paid or payable by Tenant therefor shall be promptly made.
                  (e) The additional rent due under the terms and conditions of this paragraph 5 shall be payable by Tenant without any setoff or deduction and shall be prorated as aforesaid during the first and last calendar years of the Lease Term or any renewal thereof.
                  (f) Delay in computation of any of the aforementioned

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sums shall not be deemed a default hereunder or constitute a waiver of
Landlord's right to collect any of such sums.
                  (g) Tenant shall not be entitled to any rebate or credit in the event Operating Expenses or Real for any calendar year are lower than the amount payable on account of the Base Year.
                  (h) The term "Lease Year" shall mean the first twelve (12) full calendar months of the term of this Lease and each succeeding twelve month period, including renewal terms, except that if the Commencement Date is not the first day of a calendar month, then the period from the Commencement Date to the next succeeding calendar month shall be added to and included within the first twelve (12) full calendar months to constitute the first Lease Year.
         6. Security Deposit. Tenant shall, upon execution of this Lease, deposit with Landlord as security for Tenant's performance of all the terms, covenants and conditions of this Lease, an amount equal to $18,125. Landlord may from time to time use, apply or retain the whole or any part of the sum deposited to the extent required for the payment of minimum rent, additional rent, and any other sums payable by Tenant under this Lease as to which Tenant is in default or to reimburse Landlord for any sum Landlord may expend or be required to expend by reason of Tenant's default. Upon demand by Landlord, Tenant shall restore such security deposit to the extent of the amount so applied by Landiord. The security deposit is to be retained by Landlord until the expiration of this Lease and shall be returnable to Tenant provided that (a) the Premises

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have been vacated and returned to Landlord in the condition Tenant is obligated to maintain same under this Lease; (b) Landlord shall have inspected the Premises after such vacation; and (c) Tenant shall have complied with all the terms, covenants and conditions of this Lease. The security deposit is not to be considered as the last monthly installment of rent due under the Lease. If the Premises are sold, Landlord shall have the right to transfer such sum deposited to such purchaser, by which transfer Landlord shall be released from all liability for such sum, and Tenant shall look solely to the new landlord for the return thereof.
         7. Building Services.
                  (a) The following services and facilities shall be supplied by Landlord at no additional cost to Tenant in connection with Tenant's use of the Premises, as applicable:
                     (i) Landlord shall supply heat and air conditioning to the Premises from the equipment and facilities for such purposes that are installed in the Premises during ordinary business hours, except on Saturdays, Sundays and legal holidays as the same in Landlord's judgment becomes necessary. Heat shall be supplied between the fifteenth (15th) day of October of each year and the fourteenth (14th) day of May next succeeding, and air conditioning shall be supplied between the fifteenth (15th) day of May of each year and the fourteenth
(14th) day of October next succeeding. Heat and air conditioning shall be furnished for the days and periods mentioned between the hours of 8:00 a.m. and 8:00 p.m. Landlord shall furnish heat and air conditioning at other days and periods

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upon receipt of written request from Tenant, and Landlord shall bill Tenant at cost for such additional heat and air conditioning and Tenant shall pay same upon receipt.
                     (ii) Landlord shall supply janitor service.
                     (iii) Landlord shall provide a listing of Tenant's name on a building directory in the building lobby.
                     (iv) Landlord shall cause the Premises to be posted with "no solicitation' signs. Landlord will enforce, and will assist Tenant in enforcing "no solicitation" rules applicable to the Premises, unless Landlord is advised by its counsel that the right to solicit is protected by applicable law.
                        (b) Landlord's services shall be provided at a level and in a manner consistent with the operation of comparable first-class office buildings in the Blue Bell, Pennsylvania area. Landlord shall have no responsibility or liability to Tenant, nor shall there be any abatement in rent for any failure to supply any of said services and facilities that Landlord has agreed to supply hereunder during such period as such services and facilities are out of order, undergoing repair or if prevented by labor disorders, strikes, accidents or other causes beyond Landlord's control. If Landlord, in its sole discretion, deems it advisable or convenient to interrupt any of said services to make repairs, alterations or improvements or because of labor disturbances, strikes, accidents or causes beyond Landlord's control, Landlord may, after prior written notice to Tenant, do so for the period that Landlord deems expedient and advisable without any abatement in

                                       12

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rent or other liability to Tenant.
         8. Landlord's Right to Enter. Tenant shall permit Landlord, Landlord's agents, contractors, employees, and any other person or persons authorized by Landlord, upon reasonable prior oral or written notice to Tenant, to inspect the Premises at any time, and to enter the Premises for the purpose of cleaning and if the Landlord shall so elect, for making alterations, improvements, or repairs to the Premises, or for any other reasonable purpose in connection with the operation and maintenance of the Premises. Notwithstanding the foregoing, Landlord shall have no obligation to provide Tenant prior notice for entry relating to marketing, emergency maintenance or repairs, or repairs requested by Tenant. In connection with any such entry, Landlord shall use reasonable efforts to minimize disruption to Tenant's business operations.
         9. Additional Covenants of Tenant.
                  (a) Tenant agrees and covenants that it will without demand:
                     (i) comply with all Rules and Regulations issued from time to time by the Association;
                     (ii) comply with all requirements of any of the publicly constituted authorities, and with the terms-of any State or Federal statute or local ordinance or regulation applicable to Tenant or its use of the Premises;
                     (iii) give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises; and (iv) peaceably deliver up and surrender possession of the Premises

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to Landlord at the expiration or sooner termination of this Lease and promptly deliver to Landlord at its office all keys for the Premises.
                  (b) Tenant agrees and covenants that it will do none of the following without the prior written consent of Landlord:
                     (i) place or allow to be placed upon the Premises or on the inside or outside of the Building any sign, projection or device;
                     (ii) use, operate, or maintain any machine equipment or fixture that, in Landlord's reasonable opinion, is harmful to the Building or is disturbing to other tenants occupying the Building or Park; or
                     (iii) place any weights in any portion of the Premises beyond the safe carrying capacity of the Building
                  (c) None of Tenant, its employees or invitees, shall generate, store, dispose of or otherwise handle any toxic substance or hazardous substance on the Premises in any fashion contrary to applicable law. (d) Tenant shall furnish to Landlord the following financial statements:
                  (d) Tenant shall furnish to Landlord the following financial statements:
                  (i) Annual Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, audited financial statements of tenant, showing the profit and loss and surplus for such fiscal year, and the balance sheet of tenant as of tenant as of the end of such fiscal year, setting forth in comparative form the corresponding figures for the

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preceding fiscal year, all in reasonable detail, in form acceptable to Landlord, and prepared on a audit basis in accordance with GAAP by an Tenant and acceptable to Landlord; and such financial statements shall be accompanied by a certification, signed by the President or Chief Financial Officer of Tenant, certifying that no event of default has occurred under the terms of the Lease during the preceding fiscal year;
                  (ii) Quarterly Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year, true and correct copies of the financial statements of Tenant, such financial statements to include but not be limited to a balance sheet, a statement of income and expenses and a statement of profit and loss and surplus, showing, at a minimum, the assets and liabilities of Tenant as of the end of such fiscal quarter and the net income, expenses and retained earnings of Tenant for such fiscal quarter (and in particular, detailing all rental revenue, loan payments, expenses and net cash flow), and setting forth in comparative form the corresponding figures as of the end of the corresponding quarter of the previous fiscal year, all in reasonable detail, and prepared in accordance with GAAP by the management of Tenant and acceptable to Landlord;
                  (e) Tenant hereby covenants and agrees with Landlord, that Tenant shall:
                     (i) Cash Flow Coverage; Debt Service. Maintain a ratio of "cash flow" (defined as "net income after dividends plus

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depreciation, plus interest and rental expenses, determined in accordance with
GAAP for the four preceding fiscal quarters then ended") to "debt service" (defined as "current maturities of long term debt plus interest expenses, as determined in accordance with GAAP, as of the four preceding fiscal quarters then ended") equal to, or greater than, 2.00 : 1.00; such covenant to be tested on a quarterly basis; and
                     (ii) Total Liabilities to Tangible Net Worth. Maintain a ratio of total liabilities, minus funds held in trust for clients (with "total liabilities" to be determined in accordance with GAAP) to Tangible Net Worth (defined as "total assets minus total liabilities, each to be determined in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copy rights and franchises") equal to, or less than, 1.75 : 1.00 such covenants to be tested on a quarterly basis.
         10. Assignment and Subleasing.
                  (a) Without Landlord's prior written consent, Tenant shall not assign, mortgage, pledge or encumber this Lease, or any interest in this Lease, or sublease or otherwise permit the use of the Premises or any part thereof by any person or persons other than Tenant.
                  (b) No assignment of this Lease shall be valid unless the assignee shall agree in writing with Landlord to be bound by all of

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the terms, covenants and conditions contained in this Lease. Upon the valid assignment of this Lease to an entity or person approved by Landlord, Tenant shall be released from liability for the performance of all obligations of the tenant thereafter arising under this Lease. The foregoing release, however, shall not affect any obligations of Tenant which may have accrued prior thereto, whether or not then known to Landlord.
                  (c) Each request by Tenant to sublease all or part of the Premises shall be accompanied by notice of the name and financial background of the proposed sublessee, the area of the Premises proposed to be subleased, and the rent to be paid. In response to Tenant's request for sublease approval, Landlord shall have the options of (i) deny the consent; (ii) granting such consent or (iii) terminating the Lease with respect only to that area of the Premises proposed to be subleased. If Landlord elects option (ii), Tenant may consummate such sublease, provided, Tenant shall pay to Landlord, as additional rent, one-half (1/2) of any profit which may inure to the benefit of Tenant as a result of any subleasing of the Premises. Such profit shall be payable to Landlord upon receipt by Tenant. If Landlord elects option (iii), Tenant shall surrender to Landlord and vacate that area of the Premises for which the Lease has been terminated, all in accordance with the terms of this Lease pertaining to termination thereof or expiration of its term, and Tenant's Proportionate Park Share of Real Estate Taxes and Operating Expenses shall be adjusted accordingly. If Tenant is a corporation, any dissolution, liquidation, merger, consolidation or

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other reorganization of such corporation, or any transfer of a controlling percentage of the corporate stock of Tenant, shall constitute an assignment of this Lease for purposes of this Paragraph 10. If Tenant is a partnership, any transfer of the entire general partnership interest held by any person or persons who are at the time of the execution of this Lease general partners of the Tenant (except as a result of transfers by bequest or inheritance) shall constitute an assignment of this Lease for purposes of this Paragraph 10.
         11. Insurance.
                  (a) Tenant shall during the entire term and during such other time as Tenant occupies the Premises, take out and maintain the following insurance, at the Tenant's sole expenses, in such form and with such companies as Landlord may reasonably approve:
                           (i) comprehensive general liability insurance
against claims for bodily injury, including death, and property damage or loss arising out of the use and/or occupation of the Premises, or the Tenant's business on or about the Premises; such insurance shall name Landlord as an additional insured and shall be for the amount of not less than Five Million Dollars ($5,000,000.00) combined single limit or such other amount as may be reasonably required by Landlord from time to time; such comprehensive general liability insurance shall, for Tenant's benefit only, include contractual liability insurance in a form and of a nature broad enough to insure the obligations imposed upon Tenant under the terms of this Lease;

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              (ii) all risk insurance, including sprinkler leakage
if applicable, upon Tenant's furniture, fixtures and improvements and upon all other property located in the Premises owned by Tenant or which Tenant is legally liable, all in an amount equal to the full replacement value thereof; provided, however, that Tenant may at its election refrain from carrying such insurance, it being understood that Tenant shall bear all risks of damage to such property and that Landlord is released from any and every manner of liability with respect to damage to or destruction of any such property regardless of how such damage or destruction may occur, unless such damage or destruction results from the gross negligence or other tortious act of Landlord or of any person for whose conduct Landlord is responsible.
                  (b) The policies of insurance referred to above shall contain provisions that such policies of insurance shall not be cancelled without the insurer providing Landlord thirty (30) days written notice stating when such cancellation shall be effective. Landlord shall be provided with a certificate of insurance evidencing such coverage and any renewals thereof.
                  (c) Evidence satisfactory to Landlord of all such policies of insurance shall be provided to Landlord on or before the first day of the first month of each lease year.
                  (d) Landlord shall maintain throughout the term of this Lease insurance against loss or damage to the Building by fire and such other casualties as may be included within either fire and extended coverage insurance or all-risk insurance.

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                  (e) Tenant shall not do, cause or suffer to be done, any act, manner or thing whereby any insurance now in force or hereafter pxaced on the Premises or on the Building or Park, or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this Lease, or employ any person or persons objectionable to the insurance companies or have any highly inflammable, volatile or explosive matter of any kind in or about'the Premises. In case of a breach of this covenant (in addition to all other remedies given to Landlord herein) Tenant agrees to pay to Landlord any and all increase or increases of premiums on insurance carried by Landlord on the Premises, the Building or the Park caused thereby.
                  (f) Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby releases the other, its agents and employees, to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or other tortious act or omission of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect said policy of the right of the insured to recover thereunder, and each party thereto shall use reasonable efforts to have such a clause included in its said policies.
         12. Waiver of Claims; Indemnification. Neither Landlord nor any partner within Landlord shall be held responsible for, and each is hereby expressly relieved from, any and all liability by reason of any injury, loss, or damage to any person or property in or about the Premises due to any cause whatever, and whether the loss, injury or damage be to the person or property of Tenant or any other person, unless due to the gross negligence of Landlord, its servants or employees. Tenant further agrees to indemnify, defend and save Landlord and each partner in Landlord harmless from and against all claims by any employee or invitee of Tenant made on account of such injury, loss or damage, including but not limited to reasonable attorney's fees and other legal expenses. Landlord agrees to indemnify, defend and save Tenant harmless from and against all claims by any employee or invitee of Landlord made on account of any injury, loss or damage to any of Tenant's employees or property within the Premises due to Landlord's failure to perform any of its obligations under this Lease or the gross negligence of Landlord or its servants or employees, including but not limited to reasonable attorneys' fees and other legal expenses. The obligations of the parties under this Paragraph shall survive the expiration or earlier termination of this Lease.
         13. Fire or Other Casualty.
                  (a) In the event the Premises are damaged by fire, explosion, flood, tornado, or other casualty, or otherwise, after the commencement of the term of this Lease, the Lease shall continue in full force and effect. If the extent of the damage is less than fifty percent (50%) of the cost of replacement of the Premises, the damage shall promptly be repaired by Landlord at Landlord's expense, provided that Landlord shall not be obligated to so repair if such fire, explosion, or other casualty is caused directly by the gross negligence or other tortious act of Tenant, its subtenants, or their agents or employees, and provided further that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds made available to Landlord for repair of such damage, and that in no event shall Landlord be required to replace Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings and equipment. In the event of any such damage and (i) Landlord is not required to repair as hereinabove provided, or (ii) the Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, or (iv) all buildings (taken in the aggregate) in the Condominium shall be damaged to the extent of fifty percent (50%) or more of the aggregate cost of replacement, Landlord may elect either to repair or rebuild the Premises or to terminate this Lease upon giving notice of such election ("Landlord's Election Notice") to Tenant within ninety (90) days after the occurrence of the event causing the damage. If Landlord elects to repair or rebuild, Landlord shall also provide Tenant with notice of Landlord's estimate of the time necessary to restore the Premises and Building. If Landlord estimates that the time for such restoration shall exceed 180 days from the giving of Landlord's Election Notice, Landlord shall endeavor to provide Tenant alternate space in the Park or, for such time as an affiliate of Landlord owns and controls leasing at Whitpain Office Campus, at Whitpain Office Campus. If Landlord is unable to provide such alternate space for Tenant's use, Tenant may, by written notice given to Landlord within twenty
(20) days after the giving of Landlord's Election Notice, terminate this Lease. Such termination shall be effective upon Landlord's receipt of Tenant's notice as though such date were the date set forth in this Lease for the expiration of its term.
                  (b) If the casualty, repairing, or rebuilding shall render the Premises untenantable, in whole or in part, and the damage shall not have been due to the fault or neglect of Tenant, a proportionate abatement of minimum annual rent and additional rent shall be allowed from the date when the damage occurred until the date Landlord completes the repairing or rebuilding, said proportion to be computed on the basis of the relation which the rentable area of the space rendered untenantable bears to the total rentable area of the Premises. If Landlord is required or elects to repair the Premises as herein provided, Tenant shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor covering and equipment and promptly reoccupy the Premises upon completion of such repairs.
                  (c) No damage or destruction of the Premises shall allow the Tenant to surrender possession of the Premises nor affect Tenant's liability for the payment of rent or any other covenant contained herein, except as specifically provided in this Lease. Notwithstanding any of the provisions contained herein to the contrary, Landlord shall have no obligation to rebuild the Premises and may at its own option cancel this Lease unless the damage or destruction is a result of casualty covered by Landlord's insurance policy.
         14. Repairs.
                  (a) Tenant shall keep the Premises in good order and condition, ordinary wear and tear and damage by accidental fire or other casualty not caused by Tenant or those claiming under Tenant or their employees or invitees respectively, alone excepted. Tenant shall make all necessary repairs to the Premises. Tenant shall also remove all dirt, rubbish, waste and refuse from the Premises resulting from Tenant's repairs.
                  (b) Landlord shall make all necessary repairs to the footings, foundations and structural columns forming a part of the Premises; provided, however, Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair. Landlord shall also make all necessary repairs to the roof, exterior walls of the Premises, driveways, sidewalks, curbs, loading, parking and landscaped areas abutting the Premises, if any, provided, however, Landlord shall have no responsibility to make any such repair unless and until Landlord receives written notice of the need for such repair. Notwithstanding the foregoing provisions of this subparagraph 14(b), repairs made necessary by Tenant's use or occupancy of the

Premises (other than any resulting from the normal conduct of Tenant's business over the term of this Lease), Tenant's installations in or upon the Premises, or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at the sole cost and expense of Tenant.
         15. Tenant's Fixtures, Alterations and Improvements.
                  (a) Tenant shall have the right to install upon the Premises trade fixtures used in the conduct of Tenant's business; provided, however, that neither the installation nor removal of such trade fixtures shall affect the structural integrity of the Premises or Building and that Tenant shall repair all damage to the Premises and Building resulting therefrom.
                  (b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Building without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto. Landlord's consent shall not be unreasonably withheld if such alterations, improvements or additions do not affect the structural integrity of the Premises or Building. All alterations, improvements and additions by Tenant shall be performed in such manner and by such contractors as to assure harmonious labor relations and so as not to damage the Building or interfere with its operation. Tenant shall, at Tenant's sole cost and expense, secure all necessary licenses and permits and obtain and deliver to Landlord a waiver in recordable form executed by all persons or firms furnishing labor or materials on behalf of Tenant and waiving the right to file mechanics' or materialmen's liens. Tenant shall cause the contractors to carry worker's compensation insurance in statutory amounts and promptly pay any contractors and materialmen who supply work or materials to Tenant, and shall deliver to Landlord prior to commencement of any such work a certificate of insurance evidencing such coverage. Should any mechanics' or materialmen's lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within ten (10) days after the lien or notice of lien is filed regardless of the validity of such lien or claim. Notwithstanding any provision of this Lease to the contrary, Tenant shall not have the power to subject the interest of Landlord in the Premises to any mechanic's, materialmen's or other liens.
                  (c) All alterations, improvements and additions which may be made by or for Tenant shall be deemed a part of the Building and become the property of Landlord and shall not thereafter be removed by Tenant unless Landlord shall, upon notice to Tenant, require removal of same in which event Tenant shall remove such alterations, improvements, and additions or fixtures, and restore the Premises to the same order and condition in which they were upon initial occupancy. Should Tenant fail to do so, Landlord may do so and Tenant shall pay to Landlord the complete cost and expense thereof as additional rent.
         16. Landlord's Alterations and Improvements. Landlord hereby reserves the right at any time and from time to time to make alterations or additions to the Premises as Landlord may determine.
         17. Defaults. The occurrence of any of the following shall constitute a default under this Lease:
                  (a) Tenant's failure to pay in full when due any and all installments of rent and/or other charges or payments herein reserved, included, or agreed to be treated or collected as rent and/or any other charges, expenses, or costs herein agreed to be paid by Tenant;
                  (b) Tenant's failure to perform or comply with any covenant or agreement herein contained;
                  (c) Tenant vacates the Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Landlord in full for all rent or other charges, expenses, and costs then due or that may thereafter become due until the expiration of.the term of this Lease; or
                  (d)(i) Tenant makes an assignment for the benefit of creditors, or (ii) Tenant files a voluntary petition under any bankruptcy or insolvency law, or if an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant (and not discharged within sixty (60) days), or (iii) a petition is filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future state or federal bankruptcy act or any other present or future federal, state or other statute or law, or (iv) Tenant seeks or consents to or acquiesces in the appointment of a trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or (v) a permanent or temporary receiver of Tenant for substantially all of the assets of Tenant shall be appointed, or (vi) Tenant pleads bankruptcy or insolvency as a defense in any action or proceeding, or (vii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Tenant as bankrupt or insolvent, or approving a petition seeking reorganization of Tenant, or its guarantor, or appointment of a receiver, trustee or liquidator of Tenant or its guarantor, if any, or of all or substantially all of either of their respective assets, or (viii) any department of the state or the federal government or any officer thereof, duly authorized, takes possession of the business or property of Tenant by reason of insolvency or alleged insolvency of Tenant or whenever Tenant permits or otherwise suffers this Lease to be taken under any writ of execution, or (ix) if this Lease passes to or devolves upon, by law or otherwise (except as otherwise herein provided) one other than Tenant or in the event of any of the preceding, Tenant fails to restore and maintain the security deposit required under Paragraph 6 and otherwise fails to provide Landlord with adequate assurance of financial responsibility.
         18. Remedies. Upon the occurrence of a default under this Lease, thereupon ipso facto and without written notice or other action by Landlord, except as expressly provided in Paragraph 21, at the sole option of Landlord:
                  (a) Landlord shall be entitled to recover damages for such breach; and/or
                  (b) in addition to any rent and other charges already due and payable, the rent for the entire unexpired balance of the term of this Lease, as well as all other charges, costs and expenses herein agreed to be paid by Tenant, at the option of Landlord, or anyone acting on Landlord's behalf at Landlord's option, or any part thereof, shall be taken to be due and payable and in arrears, as if by the terms of this Lease said rent, charges, costs and expenses were on that day due and payable; and/or
                  (c) Landlord, or anyone acting on Landlord's behalf at Landlord's option, may without written notice or demand enter the Premises and
                     (i) take possession of and sell all goods and chattels therein at auction on seven (7) days' notice served in person on Tenant or left or posted on or to the Premises and pay Landlord out of the proceeds of said auction sale; or
                     (ii) remove from the Premises all goods and chattels found therein to any other place or location as Landlord may desire and any costs reasonably incurred for said removal and any charges made for storage of said goods and chattels at the location to which they are removed Tenant agrees to pay; or
                     (iii) take possession and lease the Premises or any part to such person, company, firm or corporation as may in

Landlord's sole discretion seem best and Tenant shall be liable for any loss of rent for the then current term; or
                     (iv) proceed by distress and sale of the goods and chattels there found to levy the rent and/or other charges herein payable as rent and all costs and officers' commissions, including watchmen's wages, and further including a sum equal to five percent (5%), of the amount of the levy as commissions to the constable or other persons making the levy, shall be paid by Tenant, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of Landlord; and/or
                  (d) this Lease and the term hereby created shall determine and become absolutely void without any right on the part of Tenant to reinstate this Lease by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon, Landlord shall be entitled to recover all sums actually due and in arrears hereunder as of the date of such breach as above provided in an amount equal to the amount of rent reserved for the balance of the term of this Lease.
                  (e) Following Tenant's vacation of the Premises, Landlord shall show same to prospective new tenants on the same basis as other space is shown to prospective new tenants; provided, that the foregoing shall not obligate Landlord to attempt to release the Premises prior to leasing any other space at the Park or on terms more favorable than those by which other space at the Park may be leased or offered for lease.
         19. Confession of Judgment.
                  (a) When this Lease shall be determined by condition broken, either during the original term of this Lease or any renewal or extension thereof, and also when and as soon as the term hereby created or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Landlord to file an agreement for entering in any competent Court an amicable action and judgment in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease or a copy of this Lease shall be his sufficient warrant, whereupon, if Landlord so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined and the possession of the Premises remain in or be restored to Tenant, landlord shall have the right upon any subsequent default or defaults or upon the termination of this Lease to bring one or more amicable action or actions to recover possession of the Premises.
                  (c) In any amicable action in ejectment the Landlord shall first cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.
                  (d) If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the term or sooner termination of this Lease, or for nonpayment of rent or for any other reason, Tenant specifically waives the right to the three months' notice and/or the fifteen (15) or thirty (30) days' notice required by the Act of April 6, 1951, P.L. 69, and agrees that five (5) days' notice shall be sufficient in either or any other case.
         20. Remedies Cumulative. All of the remedies hereinbefore given to Landlord and all rights and remedies given to Landlord by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the premises shall deprive Landlord of any of its remedies or actions against Tenant for any and all sums due at the time of which, under the terms hereof, would in the future become due, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Premises. Tenant releases and discharges Landlord, and its agents, from all claims, actions, suits, damages and penalties, for or by reason or on account of any entry, distraint, levy, appraisement, removal of said goods and chattels or sale.
         21. Notice and Grace. Landlord shall have no right to exercise any remedy (other than collection of a late charge and default interest pursuant to subparagraph 4(c)) for default by Tenant and Tenant shall not be, or deemed to be, in default hereunder unless and until Landlord shall send to Tenant written notice of any default specifying the default, and
(a) if the default is in payment of money, unless Tenant fails to remedy the default within ten (10) days after said notice is mailed, or (b) if the default is other than in payment of money and is susceptible of being cured, unless Tenant fails to begin to cure the default within twenty (20) days following mailing of said notice and proceeds expeditiously and diligently to cure the default. Notwithstanding the foregoing, Landlord shall not be obligated to provide Tenant with notice of substantially similar defaults and a grace period for curing such defaults more than twice in any twelve-month period, nor shall Landlord be obligated to provide Tenant with any notice or grace period with respect to any default described in subparagraphs 17(c) or 17(d) of this Lease.
         22. Condemnation. If the Premises or any part thereof is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire Premises is taken; provided, however, if a partial taking shall render the Premises unsuitable, as determined by Landlord, for Tenant's business, then this Lease shall cease and terminate as aforesaid. If all or part of the Building or Park (other than the Premises) is taken or condemned for a public or quasi-public use, Landlord shall have the option to terminate this Lease as of the date title shall vest in the condemnor. Tenant waives all claims against Landlord for any part of the award for the complete or partial taking of the Premises. Landlord shall provide Tenant with written notice of the partial or complete termination of this Lease by reason of the aforesaid promptly after Landlord becomes aware of same. Nothing in this Paragraph shall be interpreted to limit or prevent Tenant from making any claim against the condemning authority for removal expenses, business dislocation damages and moving expenses.
         23. Subordination; Attornment.
                  (a) This Lease is subject and subordinate to any and all mortgages now or hereafter placed upon the property of which the Premises is a part, and to all renewals, modifications and extensions thereof, but as long as Tenant is not in default and performs its obligations hereunder Tenant shall not be disturbed in its possession of the Premises and this Lease shall remain in full force and effect. This subordination shall be self-executing, but Tenant agrees upon demand of Landlord to execute, acknowledge and deliver all such instruments as shall be requested by any mortgagee or proposed mortgagee to confirm such subordination, and Tenant agrees to execute an estoppel agreement in favor of any mortgagee, if requested to do so by any mortgagee. Notwithstanding the foregoing, the holder of any such mortgage may at any time subordinate, in whole or in part, its mortgage to the operation and effect of this Lease without Tenant's consent by giving written notice thereof to Tenant, and thereupon this Lease shall be deemed prior to such mortgage and such holder shall have the same rights with respect to this Lease as though this Lease were executed and delivered prior to the execution and delivery of such mortgage.
                  (b) In the event of the sale or assignment of Landlord's interest in the Building of or in the event of sale upon foreclosure of any mortgage made by Landlord encumbering the Building, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease.
         24. Notices. All notices required to be given by either party hereto to the other shall be in writing. All such notices shall be deemed to have been properly given if served personally, or if sent by United States registered or certified mail, or if sent by a recognized courier guaranteeing overnight delivery, addressed to Landlord at the address set forth in the heading of this Lease, and addressed to Tenant at the Premises, or to such other address which either party may hereafter designate in writing by notice given in a like manner.
         25. Quiet Enjoyment. Landlord agrees that Tenant, on paying the rent and other sums payable hereunder and performing the covenants and conditions herein set forth, subject as aforesaid, shall and may, peaceably and quietly have, hold and enjoy the Premises for the term aforesaid, free and clear of anyone claiming through Landlord.

         26. Tenant Holding Over. If Tenant or any person claiming through Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall be liable to Landlord for any loss or damage Landlord may sustain thereby, and Landlord shall also be entitled to recover compensation for such use and occupancy at the rate of two times the minimum annual rent payable immediately prior to such holdover; provided, however, that Landlord shall in all events be entitled to recover as minimum compensation for such use and occupancy, no matter the duration of same, an amount equal to two times the monthly installment of minimum annual rent payable immediately prior to the commencement of such holdover. Neither Landlord's demand nor Landlord's receipt of such compensation for use and occupancy shall be deemed to provide Tenant with any right to use, occupy or possess the Premises for any period. If Tenant fails to surrender possession of the Premises immediately upon the expiration of the term hereof, all obligations of Tenant and all rights of Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy.
         27. Brokers. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with a broker or agent or finder in connection with the consummation of this Lease except as previously disclosed to Landlord in writing and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorney's fees) and liability for any compensation, commissions or charges claimed by any broker or agent with whom Tenant has had any dealings or negotiations with respect to this Lease or negotiations thereof, other than as previously disclosed to Landlord in writing prior to the execution of this Lease.
         28. Rules and Regulations. Tenant shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit A. Reasonable additions, alterations and modifications of such rules and regulations dealing with the Premises, the Building, the Park and the tenants thereof may from time to time be made by Landlord and be deemed a part of this Lease and shall be effective at such time as notice thereof is given to Tenant. All rules and regulations will be faithfully observed by Tenant, Tenant's employees, and all persons visiting the Premises, or claiming under Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.
         29. Use of Common Areas; Parking.
                  (a) Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, lobbies, ramps, drives, stairs and similar access and serviceways and common areas in and adjacent to the Building.
                  (b) Tenant shall have the non-exclusive right, in common with others, to park in areas designated for such purpose by

Landlord. Tenant shall not overburden the parking facilities and shall cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities a,re becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants.
                  (c) Landlord shall designate not less than twelve (12) spaces within the parking lot in the area in and around the Building to be designated "Visitor Parking". The choice of which spaces are to be so designated shall be made by Landlord in its discretion. Landiord shall have no obligation to enforce such designation or to otherwise ensure that such spaces are used by visitors to the Building.
                  (d) Tenant shall not be entitled to any compensation or diminution or abatement of rent in the event Landlord shall at any time change or diminish the size, area, location, type or arrangement of the common areas and parking facilities, or if available parking spaces are inadequate for Tenant's needs. No such change or diminution or unavailability of parking spaces shall be deemed a constructive or actual eviction. The foregoing restrictions shall not apply, with respect to a reduction in the number of parking spaces available at the Park, unless such reduction is made to comply with applicable law or administrative or court order.
         30. Landlord's Forebearance not Considered Waiver. No delay or forebearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform Isuch act or matter thereafter.
         31. Landlord's Liability; Rights.
                  (a) It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Premises and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners or any of its or their officers, agents, employees, legal representatives, successors or assigns, if any, all such liability, if any, being expressly waived and released by Tenant.
                  (b) The Landlord named in the heading of this Lease and any subsequent owners of such Landlord's interest in the Building, as well as their respective heirs, personal representatives, successors and assigns shall each have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability under this Lease after it ceases to hold such interest.

         32. Estoppel Certificate.
                  (a) Tenant shall from time to time, within ten (10) days after request of Landlord, execute, acknowledge and deliver to Landlord a written instrument, in recordable form if requested, certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended (or stating such modifications, supplements and amendments as may exist); (ii) the dates to which rent has been paid; (iii) the amount of any prepaid rent or credits owed to Tenant; (iv) if applicable, that Tenant has accepted possession of the Premises, the Commencement Date and term of this Lease; (v) whether Landlord is then in default under this Lease and specifying such default, if any; and (vi) any other fact or condition reasonably requested. Any certification delivered pursuant to this subparagraph may be relied upon by Landlord, any partner within Landlord, and any mortgagee, prospective mortgagee or purchaser of the Park or any interest therein.
                  (b) The failure of Tenant to execute, acknowledge and deliver to Landlord a written instrument in accordance with the provisions specified above shall constitute an acknowledgement by Tenant, which may be relied upon by Landlord, any partner within Landlord, and any mortgagee, prospective mortgagee or purchaser of the Park or any interest therein, that this Lease is in full force and effect and has not been modified, supplemented or amended, except as may be set forth in Landlord's request, that rent has not been paid beyond the due date immediately preceding the date of such request, that tenant has no right of set-off or other defense to this Lease, and of the truth of such other facts and conditions as have been requested to be certified. Notwithstanding the foregoing, Tenant's failure to furnish such written instrument within the time period provided herein shall constitute a default under this Lease.
         33. Landlord's Lien Waiver. Following request by Tenant, Landlord shall execute and deliver to Tenant an agreement in favor of a lender providing financing to Tenant waiving Landlord's lien on Tenant's trade fixtures and personal property. The form and content of such agreement shall be satisfactory to Landlord.
         34. Renewal Option.
                  (a) Upon not less than six (6) months' prior written notice to Landlord, and provided no default by Tenant then exists under this Lease, Tenant may renew the term of this Lease for an additional term of five (5) years. Tenant may exercise such renewal option up to five (5) times; each exercise shall be for a five year renewal term or such other term as Landlord and Tenant agree. Each renewal term shall be on the same terms and conditions governing the initial term of this Lease, except minimum annual rent for each renewal term shall equal the product obtained by multiplying the minimum annual rent payable as of the end of the immediately preceding Lease Year times a fraction, the numerator of which equals 90% of the Index (as hereinafter defined) announced for the calendar month immediately preceding the calendar month in which the renewal term commences and the denominator of which is the Index announced for the calendar month in which the Commencement

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Date occurs. In no event shall minimum annual rent payable during any renewal term be less than that payable during the immediately preceding Lease Year.
                  (b) The "Index" is the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average - All Items (1982-84=100) published by the Bureau of Labor Statistics of the United States
Department of Labor.
                  (c) If the Index ceases to use the 1982-1984 average of 100 as the basis of calculation, or if a substantial change is made in the number of items contained in the Index, then the Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Index in effect at the Commencement Date not been altered. If the Index (or successor index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Index shall be used.
         35. Miscellaneous.
                  (a) All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties.
                  (b) Each term, remedy, provision, condition, obligation and/or waiver contained in this Lease, or any amendment or supplement hereto, is a separate and distinct covenant and, if any such term, remedy, provision, condition, obligation and/or waiver is declared unenforceable or unconstitutional, or invalid by any court of competent jurisdiction or by any act of Congress or by any other governmental authority, such decision, statute, ordinance or regulation will not affect in any manner the enforceability or validity of any other term, remedy, provision, condition, obligation and/or waiver contained herein, and they will remain in full force, virtue and effect.
                  (c) The titles of the Paragraphs hereof are inserted solely for convenience of reference and are not intended to indicate all of the subject matter of the respective sections; they shall not constitute a part of any section nor shall they be interpreted or construed to affect the meaning, construction or effect of any Paragraph.


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


                  (d) All times, whenever stated in this Lease, are declared to be of the essence of this Lease.
         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Lease as of the day and year first above
written.
Attest:                                  LANDLORD:
                                         1740 Sentry East Associates,
                                         L.P.
                                         By:  1740 Sentry East, Inc., its
                                         general partner




___________________________              By /s/ Michael J. Barrist
                                            --------------------------------
                                                President



Attest:                                  TENANT
                                         NCO FINANCIAL SYSTEMS, INC.


___________________________               By /s/ Michael J. Barrist
                                             --------------------------------
                                                 President



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